Exhibit 99.3

AMENDMENT NO. 2 dated as of April 1, 2016 (this “Amendment”) to the Term Loan Credit Agreement dated as of February 9, 2015 (as heretofore amended, the “Credit Agreement”), among AMERISOURCEBERGEN CORPORATION, a Delaware corporation (the “Company”), the LENDERS from time to time party thereto and BANK OF AMERICA, N.A., as Administrative Agent.

W I T N E S S E T H :

WHEREAS, the Company has requested that the Credit Agreement be amended as set forth herein; and

WHEREAS, the Administrative Agent and each Person executing this Amendment as a Lender are willing to amend the Credit Agreement on the terms set forth herein;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Defined Terms.  Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

SECTION 2.  Amendments. Each of the parties hereto agrees that, effective on the Second Amendment Effective Date, the Credit Agreement shall be amended as follows:

(a)  Section 1.01 of the Credit Agreement is hereby amended to amend and restate the definition of “Change in Control” in its entirety as follows:

“Change in Control”  means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Effective Date), of Equity Interests representing more than 30% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were not (i) directors of the Company on the Effective Date, (ii) nominated by the board of directors of the Company, (iii) appointed by directors referred to in the preceding clauses (i) and (ii), or (iv) approved by the board of directors of the Company as director candidates prior to their election to such board of directors; or (c) the occurrence of a “Change of Control” (or other similar event or condition however denominated) under any Material Indebtedness.

SECTION 3.  Representations and Warranties.  The Company represents and warrants, and each Loan Party represents and warrants as to itself and its subsidiaries, to the other parties hereto that:

(a)   the execution, delivery and performance of this Amendment are within each Loan Party’s corporate, partnership or other applicable powers and have been duly authorized by all necessary corporate, partnership and, if required, stockholder or other equityholder action; and

(b)  this Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 4.  Effectiveness.  This Amendment shall become effective on the date (the “Second Amendment Effective Date”) when:

(a)  the Administrative Agent shall have received from the Company and each other Loan Party and the Required Lenders (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include transmission by facsimile or other electronic imaging of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment; and

(b)  the Administrative Agent and each Lender shall have received all fees and other amounts due and payable on or prior to the Second Amendment Effective Date in connection with this Amendment, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be  reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

SECTION 5.  Notices. All notices hereunder shall be given in accordance with the provisions of Section 11.01 of the Credit Agreement.

SECTION 6.  Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 7.  Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of law principles thereto and to the extent that such principles would direct a matter to another jurisdiction.

2

SECTION 8.  Incorporation by Reference.  Sections 11.07, 11.09(b), 11.09(c), 11.09(d), 11.10 and 11.11 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

[signature pages follow]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their authorized officers as of the date first above written.

AMERISOURCEBERGEN CORPORATION,

By:	/s/ J.F. Quinn
Name: J. F. Quinn
Title: Vice President & Corporate Treasurer

[Signature Page to Amendment No. 2]

BANK OF AMERICA, N.A., as the Administrative Agent and a Lender,

By:	/s/ Yinghua Zhang
Name: Yinghua Zhang
Title: Director

[Signature Page to Amendment No. 2]

LENDER SIGNATURE PAGE TO

AMERISOURCEBERGEN CORPORATION

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT

Name of Lender:

Citibank, N.A.

By	/s/ Marni McManus
Name: Marni McManus
Title: Vice-President

[Signature Page to Amendment No. 2]

LENDER SIGNATURE PAGE TO

AMERISOURCEBERGEN CORPORATION

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT

Name of Lender:

KeyBank National Association

By	/s/ David A. Wild
Name: David A. Wild
Title: Senior Vice President

[Signature Page to Amendment No. 2]

LENDER SIGNATURE PAGE TO

AMERISOURCEBERGEN CORPORATION

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT

Name of Lender:

Mizuho Bank, Ltd.

By	/s/ David Lim
Name: David Lim
Title: Authorized Signatory

For any institution requiring a second signature block:

By
Name:
Title:

[Signature Page to Amendment No. 2]

LENDER SIGNATURE PAGE TO

AMERISOURCEBERGEN CORPORATION

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT

Name of Lender:

TD BANK, N.A.

By	/s/ Shivani Agarwal
Name: Shivani Agarwal
Title: Senior Vice President

[Signature Page to Amendment No. 2]

LENDER SIGNATURE PAGE TO

AMERISOURCEBERGEN CORPORATION

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT

The Bank of Nova Scotia:

By	/s/ Michelle C. Phillips
Name: Michelle C. Phillips
Title: Execution Head & Director

[Signature Page to Amendment No. 2]

LENDER SIGNATURE PAGE TO

AMERISOURCEBERGEN CORPORATION

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT

Name of Lender: THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By	/s/ Brian McNany
Name: Brian McNany
Title: Director

[Signature Page to Amendment No. 2]

LENDER SIGNATURE PAGE TO

AMERISOURCEBERGEN CORPORATION

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT

Name of Lender: U.S. Bank National Association

By	/s/ Joseph M. Schnorr
Name: Joseph M. Schnorr
Title: Senior Vice President

[Signature Page to Amendment No. 2]

LENDER SIGNATURE PAGE TO

AMERISOURCEBERGEN CORPORATION

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT

Name of Lender:

Wells Fargo Bank N.A.

By	/s/ Christopher M. Johnson
Name: Christopher M. Johnson
Title: Vice President

[Signature Page to Amendment No. 2]